Exhibit 10.45

THIS SUPPLEMENTAL NOTE INDENTURE dated as of September 21, 2004.

BETWEEN:

PERU COPPER INC.,

a corporation incorporated under the laws of Canada

(hereinafter called the “Company”)

AND

COMPUTERSHARE TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada

(hereinafter called the “Trustee”)

WHEREAS the Company and the Trustee executed a Note Indenture (the “Note indenture”) dated as of March 18, 2004, providing for the issuance of up to US$15,390,000.57 in principal amount of Notes (as defined in the Note Indenture);

AND WHEREAS section 10.1(c) of the Note Indenture provides for the creation of indentures supplemental to the Note Indenture for the purposes of making such provisions not inconsistent with this Note Indenture as may be necessary or desirable with respect to matters or questions arising under the Note Indenture, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which, in the opinion of the Trustee, it may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be materially prejudicial to the interests of the Noteholders;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

1. This Supplemental Indenture is supplemental to the Note Indenture and the Note Indenture shall henceforth be read in conjunction with this Supplemental Indenture and all of the provisions of the Note Indenture except only insofar as the same may be inconsistent with the express provisions hereof, shall apply and have the same effect as if all the provisions of the Note Indenture and of this Supplemental Indenture were contained in one instrument and the expressions used herein shall have the same meaning as is ascribed to the corresponding expressions in the Note Indenture.

2. Section 3.1 of the Note Indenture is hereby amended to add the following paragraph at the end of section 3.1:

“3.1 Conversion Privilege of Notes

In the event that the Company does not complete a Qualified IPO on or before September 18, 2004, (a) each holder of Notes shall be entitled without further payment therefor to receive from the Company for each Note 1.1 Common Shares (in lieu of one Common Share) and (b) each holder of Notes shall be entitled without further payment therefor to receive from the Company an additional 0.01 of a Common Share each month following September 18, 2004 in which the Company does not complete an IPO until July 18, 2005, up to a maximum additional 0.1 Common Shares for each Note held.”

3. The Note Indenture shall be and continue to be in full force and effect, unamended, except as provided herein, and the Company hereby confirms the Note Indenture in all other respects.

4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and shall be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture under the hands of their proper officers in that behalf.

PERU COPPER INC.

By:	/s/ Illegible
Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Illegible
Authorized Signing Officer

By:	/s/ Illegible
Authorized Signing Officer